Exhibit 4(e)
________________________________________________________________

                         THIRTY-SEVENTH

                     SUPPLEMENTAL INDENTURE


                    CENTRAL TELEPHONE COMPANY

                               TO

             THE FIRST NATIONAL BANK OF CHICAGO AND

                          J. G. FINLEY

                           AS TRUSTEES

                           __________

                   DATED AS OF AUGUST 15, 1992

                           __________

                      CREATING AN ISSUE OF
                      FIRST MORTGAGE BONDS,
                  MEDIUM-TERM NOTES, SERIES TWO

                           __________

              SUPPLEMENTAL TO AND AMENDATORY OF THE
             INDENTURE OF MORTGAGE AND DEED OF TRUST
         DATED JUNE 1, 1944, AS SUPPLEMENTED AND AMENDED

_________________________________________________________________

      THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of August, A.D. 1992, between CENTRAL TELEPHONE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America, and J. G. Finley, of Chicago, Illinois, as Trustee and Co-Trustee, respectively, under the Indenture hereinafter mentioned,

                           WITNESSETH:

      WHEREAS, under date of June 1, 1944, a predecessor Central Telephone Company (hereinafter called the "Predecessor") executed and delivered to The First National Bank of Chicago and Robert L. Grinnell (to whom J. G. Finley is now successor), as Trustees, its Indenture of Mortgage and Deed of Trust (hereinafter called the "Original Indenture"), providing for the issuance from time to time thereunder, in series, of bonds of the Predecessor, for the purposes and subject to the limitations specified therein; and

      WHEREAS, the Predecessor thereafter executed and delivered to the said Trustees successive indentures supplemental to and amendatory of the Original Indenture, to and including the Twenty-third Supplemental Indenture dated as of September 1, 1971; and

      WHEREAS, the Company succeeded by merger to the Predecessor and, pursuant to Section 14.01 of the Original Indenture, as theretofore amended, executed and delivered to the Trustees the Twenty-fourth Supplemental Indenture dated as of December 1, 1971 and thereupon succeeded to and was substituted for the Predecessor under the Original Indenture, as theretofore and thereby amended, as if the Company had originally been named in the Original Indenture as the mortgagor corporation with the right to issue bonds under the Original Indenture, as theretofore and thereby amended, to the extent and for the purposes therein provided with respect to the issuance of bonds by the Predecessor and also to issue any bonds which the Predecessor was entitled to issue but which had not been issued; and

      WHEREAS, the Company thereafter executed and delivered to the said Trustees supplemental indentures, the latest being the Thirty-sixth Supplemental Indenture dated as of March 15, 1991, supplemental to and amendatory of the Original Indenture, as theretofore amended (the Original Indenture, as theretofore and thereby amended, being hereinafter called the "Amended Original Indenture"); and

       WHEREAS, the Company has determined, by appropriate corporate action, to create an additional series of bonds to be designated as "First Mortgage Bonds, Medium-Term Notes, Series Two" (hereinafter referred to as the "Bonds of MTN Series Two"), to be limited in principal amount to $175,000,000 and to be secured by the Amended Original Indenture, as supplemented by this Thirty-seventh Supplemental Indenture (the Amended Original Indenture, as supplemented by this Thirty-Seventh Supplemental Indenture, being hereinafter called the "Indenture"); and

      WHEREAS, all acts and things necessary to constitute this Thirty-seventh Supplemental Indenture a valid indenture supplemental to said Amended Original Indenture have been done and performed, and the creation, execution and issue of the Bonds of MTN Series Two, subject to the terms of the Indenture, have in all respects been duly authorized:

      NOW, THEREFORE, in consideration of the premises and of the acceptance and purchase of Bonds of MTN Series Two by the registered owners thereof, and of the sum of One Dollar ($1) duly paid by the Trustees to the Company, the receipt whereof is hereby acknowledged, for the purposes of providing for the creation of the Bonds of MTN Series Two and conveying properties to the Trustees, all as hereinafter in this Thirty-seventh Supplemental Indenture set forth, the Company has executed and delivered these presents unto The First National Bank of Chicago and J. G. Finley, as Trustees, as herein provided, and their successors in the trusts created hereby and by the Indenture, and to their assigns, forever.

     SECTION 1. The Amended Original Indenture is hereby further supplemented by adding thereto Article numbered Forty-Eight as follows:

                       ARTICLE FORTY-EIGHT

                     BONDS OF MTN SERIES TWO

      SECTION 48.01. The thirty-fourth series of bonds issuable under the Indenture shall be known as and entitled "First Mortgage Bonds, Medium-Term Notes, Series Two," (herein called the "Bonds of MTN Series Two"), and the text of the Bonds of MTN Series Two, and the certificate of authentication of the Trustee to be executed thereon, shall be substantially in the form set forth in Exhibit I attached to the Thirty-fifth Supplemental Indenture and incorporated herein by reference, with such appropriate variations (including any appropriate legend) as are required or permitted by the provisions of this Indenture.

      The principal amount of the Bonds of MTN Series Two which may be issued and outstanding shall be limited to $175,000,000 (exclusive of bonds issued in lieu of other bonds of such series theretofore authenticated and delivered, under the provisions of Sections 2.06, 2.10, 2.11, 2.13 and 48.07 of the Indenture). The Bonds of MTN Series Two shall be registered bonds without coupons of the denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, which shall be numbered 1 and consecutively upwards, with such prefix, if any, to indicate the denomination thereof as the Company may from time to time determine. Bonds of MTN Series Two shall be dated as provided in Section 2.05. The Bonds of MTN Series Two shall mature on such date or dates not less than nine months nor more than forty years from date of issue, shall bear interest at such rate or rates (which may be either fixed or variable), to be payable on such date or dates, and shall have such other terms and provisions not inconsistent with this Indenture as the Board of Directors of the Company, any authorized committee of such Board of Directors or any officer of the Company acting pursuant to authority granted by such Board of Directors or such committee may determine (the execution of any bond of the Bonds of MTN Series Two by an authorized officer of the Company being, with regard to any holder of such bond, conclusive evidence of such approval), which terms and provisions shall be set forth in such bonds. Bonds of MTN Series Two may have different terms from other bonds of such series. Both the principal of and the interest on the Bonds of MTN Series Two shall be payable in lawful money of the United States of America at the office or agency of the Trustee in the City of Chicago, State of Illinois (or, if the Company shall elect to act as paying agent, at the principal office of the Company in the City of Chicago, State of Illinois), or, at the option of the registered owner, at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, State of New York. Payments of interest may also be made in any additional manner provided in the Bonds of MTN Series Two.

     Definitive Bonds of MTN Series Two may be issued in the form of engraved bonds or bonds printed or lithographed on steel engraved borders or may be in the form of typed bonds or produced in any other manner, all as determined by the officers executing the bonds, as evidenced by their execution of such bonds. Subject to the foregoing provisions of this section, all definitive Bonds of MTN Series Two shall be fully interchangeable for other Bonds of MTN Series Two having identical terms and upon surrender to the Trustee shall be exchangeable for other Bonds of MTN Series Two of a different authorized denomination or denominations (but otherwise having identical terms), as requested by the registered owner surrendering the same. Subject to the provisions of Section 48.06, the Company will execute and the Trustee shall authenticate and deliver Bonds of MTN Series Two whenever the same shall be required for any exchange. The Company may issue Bonds of MTN Series Two in the form of Registered Global Bonds as provided in Section 2.11 of the Indenture.

      SECTION 48.02. Bonds of MTN Series Two may forthwith, upon the execution and delivery of this Thirty-seventh Supplemental Indenture, or from time to time thereafter, but only upon compliance by the Company with the provisions of Article Four, Five or Six, and subject to the terms of such provisions, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon the order of the Company.

      SECTION 48.03. The Bonds of MTN Series Two are not redeemable except to the extent specified therein and except as provided in Article Thirteen at the price specified therein, plus accrued interest to the redemption date. Bonds shall be redeemed in the manner specified in Article Eight.

      SECTION  48.04.   As permitted by the second  paragraph  of
Section 11.01 of the Indenture, Bonds of MTN Series Two shall not be subject to redemption for purposes of the sinking fund for such series, the provisions of the second paragraph of Section
11.01 shall govern as to the sinking fund of Bonds of MTN Series Two, and the Trustee shall hold any sinking fund payments deposited with it in a separate trust fund as the sinking fund for the benefit of the holders of Bonds of MTN Series Two to be applied in the manner specified in the second paragraph of
Section  11.01.  Notwithstanding the foregoing sentence  of  this
Section 48.04, effective at such time as there shall no longer be outstanding any bonds of any series issued prior to Bonds of MTN Series One, the foregoing sinking fund requirement shall no longer be in effect as to Bonds of MTN Series Two and effective at such time Article Eleven and the immediately preceding sentence of this Section 48.04 shall thereupon be deemed to be of no further effect and application as to Bonds of MTN Series Two.

      SECTION 48.05. Notwithstanding the provisions of Section 2.12, the Company will not charge any fee for the exchange or transfer of any Bond of MTN Series Two, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

      SECTION 48.06. The Company shall not be required (i) to exchange or transfer any Bonds of MTN Series Two during a period of 10 days prior to any interest payment date; (ii) to issue, transfer or exchange any Bonds of MTN Series Two during a period beginning 10 days before the day of the mailing of a notice of redemption of Bonds of MTN Series Two; or (iii) to transfer or exchange any Bond of MTN Series Two which or any part of which has been selected for redemption.

      SECTION 48.07. Notwithstanding the provisions of Section 8.05, upon the redemption of less than the entire principal amount of any Bond of MTN Series Two, the Trustee shall not make notation thereof on such Bond but such Bond shall be canceled and there shall be executed, authenticated and delivered to the registered holder thereof a Bond or Bonds of MTN Series Two of an authorized denomination or denominations for the unredeemed balance of the principal amount of such Bond of MTN Series Two.

      SECTION 48.08. At the Company's option, either (A) the Company shall be deemed to have been discharged (as defined below) from any and all of its obligations with respect to the Bonds of MTN Series Two on the 91st day after the day the applicable conditions set forth below have been satisfied or (B) the Company shall cease to be under any obligation to comply (as and to the extent specified by the Company at the time of election of this option (B)) with any covenant, term, condition or provision set forth in Article Nine (except Section 9.02), Article Ten, Article Twelve, Article Thirteen and Article Fourteen of the Indenture with respect to the Bonds of MTN Series Two at any time after the applicable conditions set forth below have been satisfied:

           (a) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Bonds of MTN Series Two (i) money in an amount, or (ii) U.S. government obligations (as herein defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest and premium, if any, on the Bonds of MTN Series Two on the dates such installments of principal and interest and premium, if any, are due;

           (b) if the Bonds of MTN Series Two are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the exercise of the option hereunder should not cause the Bonds of MTN Series Two to be delisted;

           (c) no event of default or event which with notice or lapse of time would become an event of default with respect to the Bonds of MTN Series Two shall have occurred and be continuing on the date of such deposit;

          (d) the Company shall have delivered to the Trustee an opinion of counsel to the effect that holders of the Bonds of MTN Series Two will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of the option hereunder and will be subject to United States Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case where the Bonds of MTN Series Two are being discharged (as herein defined), such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

           (e) the Company shall have delivered to the Trustee a certificate signed by the President or a Vice President of the Company and an opinion of counsel, each stating that all conditions precedent provided for in (a) through (d) above have been complied with, and such opinion of counsel further stating that such deposit of trust funds does not result in the Company, the Trustee or the trust becoming an "investment company" under the Investment Company Act of 1940.

      Discharged means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Bonds of MTN Series Two and to have satisfied all the obligations under the Indenture relating to the Bonds of MTN Series Two (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), provided, however, that the following shall survive until otherwise terminated or discharged pursuant to the Indenture:
(A) the rights of holders of Bonds of MTN Series Two to receive, from the trust fund described in subclause (a) above, payment of the principal of and the interest and premium (if any) on such Bonds of MTN Series Two when such payments are due; (B) the Company's obligations with respect to the Bonds of MTN Series Two under Sections 2.06, 2.10, 2.11, and 2.13 of the Indenture and to maintain the Trustee or such other persons as paying agent with respect to the Bonds of MTN Series Two in accordance with the last sentence of the second paragraph of Section 48.01 of the Indenture and the Indenture; and (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture.

      U.S. government obligations means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such aforesaid U.S. government obligations or a specific payment of interest on or principal of any such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, in respect of such U.S. government obligations, or from any amount received by the custodian, in respect of such U.S. government obligations or the specific payment of interest on or principal of such U.S. government obligations evidenced by such depository receipt.

       Anything in this Section 48.08 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or U.S. government obligations held by it as provided in this Section
48.08 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or U.S. government obligations were deposited.

      The Company shall pay and indemnify the Trustee against any tax, fee, or other charge imposed on or assessed against the U.S. government obligations deposited pursuant to this Section 48.08 or the principal or interest received in respect of such U.S. government obligations, other than any such tax, fee or other charge which by law is for the account of the holders of the Bonds of MTN Series Two for whose benefit such U.S. government obligations are held.

     SECTION 2. The amount of bonds issued or to be issued under this Thirty-seventh Supplemental Indenture is not to exceed $175,000,000 of Bonds of MTN Series Two. At the time of the execution and delivery of this Thirty-seventh Supplemental Indenture, the aggregate principal amount of indebtedness outstanding under and secured by the Indenture, not including the bonds of the series created under this Thirty-seventh Supplemental Indenture, is $318,366,000.

      SECTION 3. Words that are underlined herein generally denote terms that are defined in the Indenture.

      The Company hereby acknowledges receipt of a true and correct copy of this Thirty-seventh Supplemental Indenture from the Trustees.

      IN WITNESS WHEREOF, said Central Telephone Company has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said The First National Bank of Chicago, as Trustee aforesaid, has caused this instrument to be executed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries or Trust Officers and said J. G. Finley, as Co-Trustee aforesaid, has signed and sealed this instrument in a number of counterparts (each of which counterparts shall for all purposes be deemed to be an original and all of which, or as many thereof as the Company and the Trustees shall preserve undestroyed, shall together constitute but one and the same instrument), all as of the day and year first above written.

                                 CENTRAL TELEPHONE COMPANY

                                 By /s/ DALE I. PARKER
                                  Dale I. Parker, Vice President


ATTEST:

/s/ R. C. PAGANO
    R. C. Pagano, Assistant
           Secretary

In the presence of:

/s/ CHRISTINE CALLOZZO
      Christine Callozzo

/s/ CAROL J. CRAWFORD
       Carol J. Crawford

                                 THE   FIRST  NATIONAL  BANK   OF
                                 CHICAGO

                                 By:/s/ R. J. BRUNER
                                   R. J. Bruner, Vice President

ATTEST:

/s/ S. McGRATH
   S. McGrath, Trust Officer

In the presence of:

/s/ J. ARLOW
           J. Arlow

/s/ J. O. ROTUNNO
         J. O. Rotunno
                                 /s/ J. G. FINLEY
                                   J. G. Finley, as Co-Trustee

In the presence of:

/s/ J. ARLOW
           J. Arlow

/s/ J. O. ROTUNNO
         J. O. Rotunno

STATE OF ILLINOIS   )
                    ) ss
COUNTY OF COOK      )

      I do hereby certify that on this 25th day of August, 1992, before me, Angeline Pappas, a Notary Public in and for the County of Cook, State of Illinois, personally appeared Dale I. Parker and R. C. Pagano, a Vice President and an Assistant Secretary, respectively of Central Telephone Company, a Delaware corporation, that is described in and that executed the foregoing instrument, dated as of the 15th day of August, 1992, personally known to me and known to be such officers, respectively, and to be the identical persons whose names are signed to the foregoing instrument; and being by me severally duly sworn, said Dale I. Parker acknowledged that he is such Vice President, and said R.
C. Pagano acknowledged that he is such Assistant Secretary, and each of them acknowledged that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that the foregoing instrument was signed, in the name and in behalf of Central Telephone Company, by said Dale I. Parker, as its Vice President, and sealed with its corporate seal and attested by said R. C. Pagano, as its Assistant Secretary, by authority of its Board of Directors, and that the foregoing instrument is the free and voluntary act and deed of said corporation, by it voluntarily executed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal at my office, in the City of Chicago, in the County of Cook and State of Illinois, on the date and year first above written.


                                 /s/ ANGELINE PAPPAS
                                         Angeline Pappas

                                 Notary  Public  within  and  for
                                 the  County of Cook in the State
                                 of Illinois

                                 My  commission  as  such  Notary
                                 Public expires April 3, 1993

STATE OF ILLINOIS   )
                    ) ss
COUNTY OF COOK      )

      I do hereby certify that on this 26th day of August, 1992, before me, Somsri Helmer, a Notary Public in and for the County of Cook, State of Illinois, personally appeared R. J. Bruner and
S. McGrath, a Vice President and a Trust Officer, respectively, of The First National Bank of Chicago, a corporation organized and existing under the laws of the Untied States of America, that is described in and that executed the foregoing instrument, dated as of the 15th day of August, 1992, personally known to be and known to be such officers, respectively, and to be the identical persons whose names are signed to the foregoing instrument; and being by me severally duly sworn, said R. J. Bruner acknowledged that he is such Vice President and said S. McGrath acknowledged that he is such Trust Officer, and each of them acknowledged that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that the foregoing instrument was signed in the name and in behalf of the First National Bank of Chicago by said R. J. Bruner, as its Vice President, and sealed with its corporate seal and attested by said S. McGrath, as its Trust Officer, by authority of its By-Laws, and that the foregoing instrument is the free and voluntary act and deed of said corporation, by it voluntarily executed, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal at my office in the City of Chicago in the County of Cook and State of Illinois, on the day and year first above written.


                                 /s/ SOMSRI HELMER
                                          Somsri Helmer

                                 Notary  Public  within  and  for
                                 the  County of Cook in the State
                                 of Illinois

                                 My  commission  as  such  Notary
                                 Public expires January 14, 1995
STATE OF ILLINOIS   )
                    ) ss
COUNTY OF COOK      )

      I do hereby certify that on this 26th day of August, 1992, before me, Somsri Helmer, a Notary Public in and for the County of Cook, State of Illinois, personally appeared J. G. Finley, personally and known to me and known to be the identical person described in and who signed as Co-Trustee the foregoing instrument, dated as of the 15th day of August, 1992, and who being by me duly sworn acknowledged that he executed the foregoing instrument as his fee and voluntary act and deed, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal at my office, in the City of Chicago, in the County of Cook and State of Illinois, on the day and year first above written.

                                 /s/ SOMSRI HELMER
                                          Somsri Helmer

                                 Notary  Public  within  and  for
                                 the  County of Cook in the State
                                 of Illinois

                                 My  commission  as  such  Notary
                                 Public expires January 14, 1995